DEFERRED SHARE UNIT PLAN FOR DIRECTORS
OF VITRAN CORPORATION INC.

Adopted with effect from September 14, 2005

1. PREAMBLE AND DEFINITIONS

1.1 Title

The Plan herein described shall be called the “Deferred Share Unit Plan for Directors of Vitran Corporation Inc.”.

1.2 Purpose of the Plan

The purpose of the Plan is to promote a greater alignment of interests between Directors and the shareholders of the Corporation.

1.3 Definitions

1.3.1	“Affiliate” means an affiliate of the Corporation as the term “affiliate” is defined in paragraph 8 of Canada Revenue Agency Interpretation Bulletin IT-337R4, Retiring Allowances.

1.3.2	“Board” means the Board of Directors of the Corporation.

1.3.3	“Committee” means the Compensation Committee of the Board.

1.3.4	“Conversion Date” means, with respect to any Quarter, the date used to determine the Market Value for purposes of determining the number of Deferred Share Units to be awarded in respect of that Quarter to a Director, which date shall be the last day of that Quarter, unless another date is selected by the Committee.

1.3.5	“Corporation” means Vitran Corporation Inc. and any successor corporation whether by amalgamation, merger or otherwise.

1.3.6	“Deferred Share Unit” means a bookkeeping entry on the books of the Corporation, the value of which on any particular date shall be equal to the Market Value.

1.3.7	“Deferred Share Unit Account” has the meaning ascribed thereto in Section 4.1.

1.3.8	“Director” means any member of the Board.

1.3.9	“Director’s Redemption Date” has the meaning ascribed thereto in Section 6.1.

1.3.10	“Director’s Termination Date” means the date of the event, including death, causing the Director to be no longer any of a Director of an employee of the Corporation, or a director or employee of any Affiliate.

1.3.11	“Market Value” means, with respect to any particular date, the weighted average closing price of a Share on The Toronto Stock Exchange, or if the Shares are not listed on The Toronto Stock Exchange, on such other stock exchange in Canada on which the Shares are listed, or if the Shares are not listed on any stock exchange, then on the over-the-counter market, on the five trading days prior to that date on which at least one board lot of Shares was traded.

1.3.12	“Quarter” means a fiscal quarter of the Corporation, which, until changed by the Corporation, shall be the three month period ending March 31, June 30, September 30, or December 31 in any calendar year.

1.3.13	“Quarterly Remuneration” means $2,500, or such other amount as may be established by the Committee from time to time, to which a Director is entitled under this Plan in respect of the services provided by the Director to the Corporation as a member of the Board in a Quarter and payable in accordance with Section 5.1.

1.3.14	“Share” means a common share of the Corporation and such other share as is substituted therefore as a result of amendments to the articles of the Corporation, reorganization or otherwise, including any rights that form a part of the common share or substituted share but not including any other rights that are attached thereto and trade therewith or any other share that is added thereto.

2.	CONSTRUCTION AND INTERPRETATION

2.1	References herein to the masculine include the feminine; references to the singular include the plural and vice versa, as the context shall require.

2.2	The Plan shall be governed and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable hereto.

2.3	If any provision of the Plan or part hereof is determined to be void or unenforceable in whole or in part, such determination shall not affect the validity or enforcement of any other provision or part thereof.

2.4	Headings wherever used herein are for reference purposes only and do not limit or extend the meaning of the provisions herein contained.

3.	ELIGIBILITY

3.1	The Corporation has established the Plan effective as of September 14, 2005. Each Director of the Corporation shall participate in the Plan.

3.2	Nothing herein contained shall be deemed to give any person the right to be retained as a Director of the Corporation or as an employee of the Corporation or any Affiliate.

4.	DEFERRED SHARE UNIT ACCOUNTS

4.1	An account, to be known as a “Deferred Share Unit Account”, shall be established and maintained by the Corporation for each Director and shall be credited with notional grants of the Deferred Share Units to which a Director is entitled in accordance with Section 5.

5.	DEFERRED SHARE UNIT GRANTS, DIVIDEND EQUIVALENTS AND REORGANIZATION

5.1	The Quarter Remuneration of a Director shall be credited to the Director’s Deferred Share Unit Account in the form of Deferred Share Units as of the Conversion Date applicable for the Quarter. The number of Deferred Share Units to be credited to a Director’s Deferred Share Unit Account as of a particular Conversion Date shall be determined by dividing (i) the Director’s Quarterly Remuneration for the applicable Quarter by (ii) the Market Value on the particular Conversion Date. Deferred Share Units will be fully vested upon being credited to a Director’s Deferred Share Unit Account and the Director’s entitlement to the payment of the value of such Deferred Share Units upon the Director’s Redemption Date, in accordance with Section 6, shall not thereafter be subject to satisfaction of any requirements as to any minimum period of membership on the Board or other conditions.

5.2	Whenever cash dividends are paid on the Shares, additional Deferred Share Units will be credited to the Director’s Deferred Share Unit Account. The number of such additional Deferred Share Units will be calculated by dividing the amount of the cash dividends that would have been paid to such Director, if the Deferred Share Units recorded in the Director’s Deferred Share Unit Account as at the record date for the cash dividend had been Shares, by the Market Value on the date on which the dividends are paid on the Shares.

5.3	In the event of any stock dividend, stock split, combination or exchange of shares, merger, arrangement, re-organization, re-capitalization, consolidation, spin-off or other distribution (other than normal cash dividends) of Corporation assets to shareholders, or any other similar changes affecting the Shares, such proportionate adjustments, to reflect such change or changes shall be made with respect to the number of Deferred Share Units outstanding under the Plan, all as determined by the Board in its sole discretion.

5.4	For greater certainty, no amount will be paid to, or in respect of, a Director under the Plan or pursuant to any other arrangement, and no additional Deferred Share Units will be granted to a Director to compensate for a downward fluctuation in the fair market value of the Shares, nor will any other form of benefit be conferred upon, or in respect of, a Director for such purpose.

6.	REDEMPTION ON RETIREMENT OR DEATH

6.1	The value of the Deferred Share Units credited to a Director’s Deferred Share Unit Account shall be determined, in accordance with Section 6.2, as of the date that is 60 days following the Director’s Termination Date (the “Director’s Redemption Date”) and shall be paid to the Director (or, if the Director has died, to his estate) in the form of a single lump sum cash payment, net of all applicable withholding taxes and other source deductions, as soon as practicable after the Director’s Redemption Date. In no event shall such payment date be later than December 31 of the first calendar year commencing after the Director’s Termination Date.

6.2	The value of the Deferred Share Units credited to a Director’s Deferred Share Unit Account as of the Director’s Redemption Date shall be determined by multiplying the number of Deferred Share Units credited to the Director’s Deferred Share Unit Account on the Director’s Redemption Date by the Market Value on the Director’s Redemption Date.

7.	CURRENCY

7.1 All references in the Plan to currency refer to lawful Canadian currency.

8.	SHAREHOLDER RIGHTS

8.1	Deferred Share Units are not Shares or other securities of the Corporation and will not entitle a Director to any shareholder rights, including, without limitation, voting rights, dividend entitlement or rights on liquidation. Except as specifically set out herein, no Director or any other person shall have any claim or right to any benefits in respect of the Deferred Share Units granted hereunder.

9.	ADMINISTRATION

9.1	Unless otherwise determined by the Board, the Plan shall remain an unfunded and unsecured obligation of the Corporation.

9.2	Unless otherwise determined by the Board, the Plan shall be administered by the Committee. The Committee shall have full and complete authority to interpret the Plan and to make such other determinations as it deems necessary or desirable for the administration of the Plan.

9.3	The Plan may be amended or terminated at any time by the Board, except as to rights already accrued hereunder by the Directors. Notwithstanding the foregoing, any amendment or termination of the Plan shall be such that the Plan continuously meets the requirements of paragraph 6801(d) of the Income Tax Regulations or any successor provision thereto.

9.4	The Corporation will be responsible for all costs relating to the administration of the Plan.

10.	ASSIGNMENT

10.1	The assignment or transfer of the Deferred Share Units, or any other benefits under this Plan, shall not be permitted other than by operation of law.